Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Provides Business Update and Milestones for 2023

●	Complete Phase 2 clinical trial enrollment in Epidermolysis Bullosa in 1Q 2023

●	Progress preclinical research in glaucoma in preparation for human trials

●	Advance research using rare cannabinoids in treating neurodegenerative diseases such as Alzheimer’s, Huntington’s and Parkinson’s

Vancouver, BC – January 10, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, today outlines key accomplishments from 2022 and provides business update and catalysts for 2023.

“Over the course of 2022, we strengthened our position as a leader in rare cannabinoid R&D, creating a unique offering as the only company that has the breadth and depth in cannabinoid drug research, development and significant manufacturing know-how. Despite the many economic pressures affecting businesses on a global scale, including challenging capital markets, particularly in biotech, InMed was able to advance its programs and achieve a number of key milestones. As we move forward into 2023, we are very encouraged by the strength of our pharmaceutical programs, with several material milestones anticipated in the coming quarters,” commented Eric A. Adams, InMed President and CEO.

Key accomplishments in 2022:

INM-755 in Epidermolysis Bullosa

●	Activated 11 clinical trial sites in seven countries for the Phase 2 study

●	Expanded from adult subjects to include adolescents following independent review of early safety data

●	Progressed clinical trial with enrollment and treatment of 15 patients, with the 16th patient enrolled for treatment in early January 2023

INM-088 in Glaucoma

●	Completed a pre-Investigational New Drug (“pIND”) application meeting with the FDA and gained alignment on the proposed design of the Phase 1-2 clinical trial program

●	Advanced preclinical toxicology in preparation for clinical trial

INM-900 Series in Neurodegenerative diseases

●	Launched and advanced neurodegenerative disease program following promising research showing how specific cannabinoid analogs may inhibit or slow disease progression

●	Filed international patent application using rare cannabinoids and analogs for the potential treatment of neurodegenerative diseases

●	Grant received by research partner from NSERC to support preclinical research

Cannabinoid Analogs

●	Published North American patent for several cannabinoid analogs with broad claims of molecular structure, uses and methods of manufacturing

●	Initiated research collaboration with leading expert to screen cannabinoid analogs for pharmacological properties and potential therapeutic applications

●	Advanced two analogs for further lead identification in neurogenerative disease

Commercial

●	Launched B2B sales of premium rare cannabinoids CBT, CBDV and THCV in addition to existing CBC sales in the health and wellness sector via our subsidiary, BayMedica

Publications

●	Published peer-reviewed study highlighting potential role of THCV, CBC and other rare cannabinoids on various skin conditions

●	Published peer-reviewed article on the use of CBN as a potential treatment for glaucoma

Corporate

●	Raised in excess of $16M through several financings to fund advancement of pharmaceutical programs and corporate activities through the end of calendar year 2023.

Business update and upcoming milestones:

INM-755 – Phase 2 clinical trial in the treatment of Epidermolysis Bullosa

To date, the Phase 2 clinical trial has enrolled 16 patients of its targeted 20 patients. Several additional prospective patients have been identified for screening at the clinical sites; therefore, the Company decided to extend the enrollment period to the end of March 2023. The clinical trial is evaluating the safety of INM-755 cannabinol cream and its preliminary efficacy in treating symptoms of itch, pain, and wound healing in patients with epidermolysis bullosa. As the trial is double blinded, InMed will remain blinded to INM-755 treatment outcomes until the last patient has completed treatment and the database is locked and analyzed.

INM-088 – Advancing towards human trials

The Company continues to conduct the required preclinical work, including toxicology studies, and has planned several GLP studies in 2023 in advance of human clinical trials. Outcomes from our pre-IND meeting with the FDA in 2022 provided important feedback on our proposed preclinical studies and for the design of human clinical trials. Advancing to human trials in a disease indication with a very large patient population like glaucoma will be a significant development for the Company. We are on track to begin this clinical trial in 2024.

INM-900 – Developing a new approach in neurodegenerative disease

Cannabinoids are known to be highly lipophilic and can cross the blood brain barrier, making the non-psychedelic cannabinoids attractive pharmaceutical agents for targeting neurological disorders. Our pipeline was expanded this year with the addition of our neurodegenerative disease program. With recent promising preclinical data, InMed plans to expedite its INM-900 program for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, and Huntington’s Disease. Our research demonstrated the neuroprotective effects of specific cannabinoid analogs and their potential to improve neuronal function. Two cannabinoid analogs are being assessed in in vivo models of neurodegenerative disease. Our approach may target multiple novel disease pathways versus the majority of drugs currently in clinical development for these diseases.

Novel cannabinoid analogs – protecting the R&D investment

InMed continues to develop a valuable library of novel, proprietary cannabinoid analogs. These analogs are being selectively screened and developed for targeting specific disease outcomes, safety profiles, and/or pharmacological properties such as improved delivery. In addition, these novel cannabinoid analogs are patentable, increasing their commercial attractiveness for internal development or as licensing candidates to other drug development companies.

BayMedica commercial business

Our efforts in the first half of 2022 were primarily focused on advancing the commercial side of the business following the acquisition of BayMedica in late 2021. Although BayMedica continues to be a reliable source of rare cannabinoids, demand has not accelerated as quickly as anticipated for a variety of reasons. As we enter 2023, we will continue to evaluate strategic options and long-term supply agreements for this business segment. In 2022, BayMedica supplied highly pure rare cannabinoids for use in Radicle Science, Inc.’s Radicle Energy rare cannabinoid study to assess the effects of delta-9 THCV on energy, focus/attention, appetite and weight/body mass index (BMI). The study is part of Radicle Science’s large-scale evaluations of several rare cannabinoids, involving up to 10,000 participants in total. The consumer-driven trial is complete and results are expected in the first half of 2023, providing much needed supportive data to demonstrate the effects of delta-9 THCV.

Business development

The Company continues to evaluate and pursue business development opportunities which align strategically with the Company’s current direction and pharmaceutical programs.

In light of current capital market challenges, the Company’s main priority is to continue to adequately resource the Company’s activities while maintaining a healthy balance sheet. With the completion of recent financings and depending on how we prioritize investment into our various development activities, InMed has a projected cash runway into early 2024, allowing the Company to hit certain material milestones over the coming year which we believe will increase shareholder value.

Management looks forward to updating shareholders over the coming months.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development and manufacturing of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: having a unique offering as the only company that has the breadth and depth in cannabinoid drug research, development and significant manufacturing know; being very encouraged by the strength of our pharmaceutical programs, with several material milestones anticipated in the coming quarters; research showing how specific cannabinoid analogs may inhibit or slow disease progression; additional prospective patients have been identified for screening at the clinical sites; extending the enrollment period to the end of March 2023; advancing preclinical toxicology and having several GLP studies planned for 2023 in advance of human clinical trials; being on track to begin this clinical trial in 2024; plans to expedite its INM-900 program for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, and Huntington’s Disease; analogs being selectively screened and developed for targeting specific disease outcomes, safety profiles, and/or pharmacological properties such as improved delivery; developing a valuable library of novel, proprietary cannabinoid analogs; commercial attractiveness of analogs for internal development or as licensing candidates; evaluating strategic options and long-term supply agreements for the BayMedica commercial segment; Radicle Science results expected in the first half of 2023; evaluating and pursuing business development opportunities which align strategically with the Company’s current direction and pharmaceutical programs; having projected cash runway into early 2024, depending on how we prioritize our investment into various development activities; belief that hitting certain material milestones will increase shareholder value; all plans for our preclinical and clinical programs; being a global leader in the manufacturing and development of rare cannabinoids and delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

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